Exhibit 99


					    Joint Filer Information



Name:
Richard A. Lumpkin

Address: c/o Consolidated Communications Holdings,
Inc.
	    121 South 17th Street
	    Mattoon, Illinois 61938-3987


Designated Filer: Richard A. Lumpkin

Issuer & Ticker Symbol:
Consolidated Communications Holdings, Inc. (CNSL)

Date of Event
Requiring Statement: July 21, 2005


Signature:												  7/21/05

		---------------------------------------------------------------------

		James N. Pepin, POA for Richard A. Lumpkin





Name:
Central Illinois Telephone LLC

Address: c/o Consolidated
Communications Holdings, Inc.
	    121 South 17th Street
	    Mattoon,
Illinois 61938-3987

Shares Directly Beneficially Owned:  7,504,001


Designated Filer: Richard A. Lumpkin

Issuer & Ticker Symbol:
Consolidated Communications Holdings, Inc. (CNSL)

Date of Event
Requiring Statement: July 21, 2005


Signature:												  7/21/05

		---------------------------------------------------------------------

		James N. Pepin, POA for Central Illinois Telephone LLC